UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report: September 14, 2010

Date of earliest event reported: September 14, 2010

OFFICEMAX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

263 Shuman Blvd.

Naperville, Illinois 60563

(Address of principal executive offices) (Zip Code)

(630) 438-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

OfficeMax Incorporated (the “Company”) participated in the Goldman Sachs Global Retailing Conference on September 14, 2010 where it updated its outlook for the third quarter of 2010 as follows:

•

To date in the third quarter, as expected, the Company has experienced a year-over-year domestic retail same-store sales percentage decline that was favorable to the second quarter 2010 year-over-year domestic retail sales percentage decline of 2.1%.

•

The Company anticipates that for the third quarter, total Company sales will be slightly lower than the prior year’s third quarter, including the favorable impact of foreign currency translation, which is in line with the Company’s previous guidance.

•

The Company now anticipates that adjusted operating income margin rate for the third quarter of 2010 will be slightly higher than the prior year’s third quarter due primarily to favorable settlements of sales/use tax issues in the third quarter of 2010. Excluding these settlements, adjusted operating income margin rate for the third quarter will be in line with the Company’s previous guidance.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the press release included as Exhibit 99.1 to this filing. Exhibit 99.1 is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	OfficeMax Incorporated Press Release dated September 14, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 14, 2010

OFFICEMAX INCORPORATED

By:	/s/ Matthew R. Broad
Matthew R. Broad
Executive Vice President and General Counsel

EXHIBIT INDEX

Number	Description

Exhibit 99.1	OfficeMax Incorporated Press Release dated September 14, 2010